                                                                      Exhibit 10



[LOGO APPEARS HERE]    First Midwest Bancorp, Inc.






                                                                           Tab
                                                                           ---
1989 Omnibus Stock and Incentive Plan, As Amended
     Plan Document........................................................   A

1989 Omnibus Stock and Incentive Plan, As Amended
     Summary Description..................................................   B

[LOGO APPEARS HERE]    First Midwest Bancorp, Inc.




                    1989 OMNIBUS STOCK AND INCENTIVE PLAN,
                                  AS AMENDED

                          (As Restated to Incorporate
                      the First through Sixth Amendments,
                     as approved by the Board of Directors
                             on February 17, 1998)


                                   * * * * *

                                 PLAN DOCUMENT

                               TABLE OF CONTENTS

                                                                                 Page
                                                                                 ----
Section 1.  Establishment, Purpose, and Effective Date of Plan..................    1
     1.1      Establishment.....................................................    1
     1.2      Purpose...........................................................    1
     1.3      Effective Date....................................................    1

Section 2.  Definitions.........................................................    1
     2.1      Definitions.......................................................    1
     2.2      Gender and Number.................................................    3

Section 3.  Eligibility and Participation.......................................    4
     3.1      Eligibility and Participation.....................................    4

Section 4.  Administration......................................................    4
     4.1      Administration....................................................    4

Section 5.  Stock Subject to Plan...............................................    4
     5.1      Number and Amount Available for Award to Single Participant.......    4
     5.2      Reuse.............................................................    4
     5.3      Adjustment in Capitalization......................................    5

Section 6.  Duration of Plan....................................................    5
     6.1      Duration of Plan..................................................    5

Section 7.  Stock Options.......................................................    5
      7.1     Grant of Options..................................................    5
      7.2     Option Agreement..................................................    5
      7.3     Option Price......................................................    6
      7.4     Exercise of Options...............................................    6
      7.5     Payment...........................................................    6
      7.6     Limitations on ISOs...............................................    7
      7.7     Restrictions on Stock Transferability.............................    7
      7.8     Termination of Employment Due to Death, Disability, or Retirement.    7
      7.9     Termination of Employment Due to Death, Disability, or Retirement.    8
     7.10     Limited Transferability of Options................................    8

Section 8.  Stock Appreciation Rights...........................................    9
      8.1     Grant of Stock Appreciation Rights................................    9
      8.2     Exercise of SARs in Lieu of Options...............................    9


      8.3     Exercise of SARs in Addition to Options...........................    9
      8.4     Exercise of SARs Independent of Options...........................   10
      8.5     Exercise of SARs Upon Lapse of Options............................   10
      8.6     Payment of SAR Amount.............................................   10
      8.7     Form and Timing of Payment........................................   10
      8.8     Limit of Appreciation.............................................   10
      8.9     Term of SAR.......................................................   10
     8.10     Termination of Employment.........................................   10
     8.11     Nontransferability of SARs........................................   10

Section 9.  Restricted Stock....................................................   10
      9.1     Grant of Restricted Stock.........................................   10
      9.2     Transferability...................................................   11
      9.3     Other Restrictions................................................   11
      9.4     Voting Rights.....................................................   11
      9.5     Dividends and Other Distributions.................................   11
      9.6     Termination of Employment Due to Retirement.......................   11
      9.7     Termination of Employment Due to Death or Disability..............   11
      9.8     Termination of Employment for Reasons Other than Death,
              Disability, or Retirement.........................................   11
      9.9     Nontransferability of Restricted Stock............................   12

Section 10. Performance Units and Performance Shares............................   12
     10.1     Grant of Performance Units or Performance Shares..................   12
     10.2     Value of Performance Units and Performance Shares.................   12
     10.3     Payment of Performance Units and Performance Shares...............   12
     10.4     Form and Timing of Payment........................................   12
     10.5     Termination of Employment Due to Death, Disability, or Retirement.   12
     10.6     Termination of Employment for Other Reasons.......................   13
     10.7     Nontransferability................................................   13
     10.8     Performance Goals.................................................   13

Section 11. Beneficiary Designation.............................................   13
     11.1     Beneficiary Designation...........................................   13

Section 12. Rights of Employees.................................................   13
     12.1     Employment........................................................   13
     12.2     Participation.....................................................   13
Section 13. Change in Control...................................................   14

     13.1     In General........................................................    14
     13.2     Definition........................................................    14

Section 14. Amendment, Modification, and Termination of Plan....................    15
     14.1     Amendment, Modification, and Termination of Plan..................    15

Section 15. Tax Withholding.....................................................    16
     15.1     Tax Withholding...................................................    16
     15.2     Share Withholding.................................................    16

Section 16. Indemnification.....................................................    16
     16.1     Indemnification...................................................    16

Section 17. Requirements of Law.................................................    17
     17.1     Requirements of Law...............................................    17
     17.2     Governing Law.....................................................    17

         Section 1. Establishment, Purpose, and Effective Date of Plan

     1.1 Establishment. First Midwest Bancorp, Inc., a Delaware corporation, hereby establishes the "FIRST MIDWEST BANCORP, INC. 1989 OMNIBUS STOCK AND INCENTIVE PLAN" for key employees. The Plan permits the grant of stock options, stock appreciation rights, restricted stock, common stock or cash as a payout medium for payments under the plans, specifically stock appreciation rights, performance units, and performance shares.

     1.2 Purpose. The purpose of the Plan is to advance the interests of the Company, by encouraging and providing for the acquisition of an equity interest in the success of the Company by key employees, by providing additional incentives and motivation toward superior performance of the Company, and by enabling the Company to attract and retain the services of key employees upon whose judgment, interest, and special effort the successful conduct of its operations is largely dependent.

     1.3 Effective Date. The Plan shall become effective immediately upon its adoption by the Board of Directors of the Company, subject to ratification by the stockholders of the Company. Awards may be granted hereunder on or after the effective date but shall in no event be exercisable or payable to a Participant prior to such stockholder approval; and, if such approval is not obtained within twelve (12) months after the effective date, such Awards shall be of no force and effect.

                            Section 2. Definitions

     2.1 Definitions. Whenever used herein, the following terms shall have their respective meanings set forth below:

          (a) "Award" means any Stock Option, Stock Appreciation Right, Restricted Stock, Performance Unit or Performance Share granted under this Plan.

          (b)  "Board" means the Board of Directors of the Company.

          (c)  "Cause" shall mean any one of the following:

               (i) gross misconduct in, or the continued and willful refusal by the Participant after written notice by the Company to make himself available for the performance of the Participant's duties for the Company or a subsidiary; or

               (ii) conviction for a felony for a matter related to the Company or a subsidiary; or

               (iii) suspension due to the direction of any authorized bank regulatory agency that the Participant be relieved of his duties and responsibilities to the Company or a subsidiary.

          (d)  "Code" means the Internal Revenue Code of 1986, as amended.

          (e) "Committee" means the Compensation Committee of the Board of Directors or such other committee appointed from time to time by the Board of Directors to administer this Plan. The Committee shall consist of two or more members, each of whom shall qualify as a "non-employee director," as the term (or similar or successor term) is defined by Rule 16b-3, and as an "outside director" within the meaning of Code Section 162(m) and regulations thereunder.

          (f) "Company" means First Midwest Bancorp, Inc., a Delaware corporation.

          (g) "Disability" means totally and permanently disabled as from time to time defined under the First Midwest Bancorp Consolidated Pension Plan.

          (h) "Employee" means a regular salaried employee (including officers and directors who are also employees) of the Company or its Subsidiaries, or any branch or division thereof.

          (i) "Fair Market Value" means the average of the highest and lowest prices of the Stock as reported by the consolidated tape of the NASDAQ National Market System on a particular date. In the event that there are no Stock transactions on such date, the Fair Market Value shall be determined as of the immediately preceding date on which there were Stock transactions.

          (j) "Option" means the right to purchase Stock at a stated price for a specified period of time. For purposes of the Plan an Option may be either (i) an "Incentive Stock Option," or "ISO" within the meaning of Section 422A of the Code, (ii) a "Nonstatutory (Nonqualified) Stock Option," or "NSO," or (iii) any other type of option encompassed by the Code.

          (k) "Participant" means any Employee designated by the Committee to participate in the Plan.

          (l) "Performance Unit" means a right to receive a payment equal to the value of a Performance Unit as determined by the Committee based upon performance and pursuant to Section 10 of the Plan.

          (m) "Performance Share" means a right to receive a payment equal to the value of a Performance Share as determined by the Committee based on performance and pursuant to Section 10 of the Plan.

          (n) "Period of Restriction" means the period during which the transfer of shares of Restricted Stock is restricted pursuant to
               Section 9 of the Plan.

          (o) "Plan" means the First Midwest Bancorp, Inc. 1989 Omnibus Stock and Incentive Plan as set forth herein and any amendments hereto.

          (p) "Restricted Stock" means Stock granted to a Participant pursuant to Section 9 of the Plan.

          (q) "Retirement" means termination of employment other than for Cause, after the Participant's (a) "Normal Retirement Date" or
               (b) "Early Retirement Date" as defined from time to time under the First Midwest Bancorp Consolidated Pension Plan.

          (r) "Rule 16b-3" means Rule 16b-3 or any successor or comparable rule or rules applicable to Awards granted under the Plan promulgated by the Securities and Exchange Commission under Section 16(b) of the Securities Exchange Act of 1934, as amended.

          (s) "Stock" means the Common Stock, without par value, of the Company.

          (t) "Stock Appreciation Right" and "SAR" mean the right to receive a payment from the Company equal to the excess of the Fair Market Value of a share of stock at the date of exercise over a specified price fixed by the Committee, which shall not be less than 100% of the Fair Market Value of the Stock on the date of grant. In the case of a Stock Appreciation Right which is granted in conjunction with an Option, the specified price shall be the Option exercise price.

          (u) "Tax Date" means the date on which the amount of any income tax or other tax withholding obligation applicable to a Participant with respect to any Award is determined in accordance with the Code.

     2.2 Gender and Number. Except when otherwise indicated by the context, words in the masculine gender when used in the Plan shall include the feminine gender, the singular shall include the plural, and the plural shall include the singular.

                   Section 3. Eligibility and Participation

     3.1 Eligibility and Participation. Participants in the Plan shall be selected by the Committee from among those employees who are recommended for participation by the Chief Executive Officer and who, in the opinion of the Committee, are key employees in a position to contribute materially to the Company's continued growth and development and to its long-term financial success.

                           Section 4. Administration

     4.1 Administration. The Committee shall be responsible for the administration of the Plan. The Committee, by majority action thereof (whether taken during a meeting or by written consent), is authorized to interpret the Plan, to prescribe, amend, and rescind rules and regulations relating to the Plan, to provide for conditions and assurances deemed necessary or advisable to protect the interests of the Company, and to make all other determinations necessary or advisable for the administration of the Plan, but only to the extent not contrary to the express provisions of the Plan. Determinations, interpretations, or other actions made or taken by the Committee pursuant to the provisions of the Plan shall be final and binding and conclusive for all purposes and upon all persons whomsoever. To the extent deemed necessary or advisable for purposes of Rule 16b-3 or otherwise, the Board may act as the Committee hereunder.

                       Section 5. Stock Subject to Plan

     5.1 Number and Amount Available for Award to Single Participant. Giving effect to the 5-for-4 stock split accomplished in the form of a stock dividend paid during January 1997, the total number of shares of Stock subject to Awards under the Plan may not exceed 2,096,875 (of this total number up to 100,000 shares of Stock may be issued in Restricted Stock), and the total number of shares of Stock which may be made subject to Awards granted under the Plan in any calendar year to any single Participant may not exceed 81,250. Such numbers of shares shall be subject to adjustment upon occurrence of any of the events described in Section 5.3. The shares to be delivered under the Plan may consist, in whole or in part, of authorized but unissued Stock or treasury Stock, not reserved for any other purpose.

     5.2  Reuse.  If, and to the extent:

          (a) An Option shall expire or terminate for any reason without having been exercised in full (including, without limitation, cancellation and re-grant), or in the event that an Option is exercised or settled in a manner such that some or all of the shares of Stock related to the Option are not issued to the Participant (or beneficiary) including as the result of the use of shares for withholding taxes, the shares of Stock subject thereto which have not become outstanding shall (unless the Plan shall have terminated) become available for issuance under the Plan; provided, however, that with respect to a share-for-share exercise, only the net shares issued shall be deemed to have become outstanding as a result thereof.

          (b) Restricted Stock, Performance Shares or Performance Units under the Plan forfeited for any reason, or settled in cash in lieu of Stock or in a manner such that some or all of the shares of Stock related to the award are not issued to the Participant (or beneficiary), such shares of Stock shall (unless the Plan shall have terminated) become available for issuance under the Plan; provided, however, that if any dividends paid with respect to shares of Restricted Stock or Performance Shares were paid to the Participant prior to the forfeiture thereof, such shares shall not be reused for grants or awards.

          (c) SARs expire or terminate for any reasons without having been earned in full, an equal number of SARs shall (unless the 1989 Plan shall have terminated) become available for issuance under the Plan.

     5.3 Adjustment in Capitalization. In the event of any change in the outstanding shares of Stock that occurs after ratification of the Plan by the stockholders of the Company by reason of a Stock dividend or split, recapitalization, merger, consolidation, combination, exchange of shares, or other similar corporate change, the aggregate number of shares of Stock subject to each outstanding Option, and its stated Option price, shall be adjusted appropriately by the Committee, whose determination shall be conclusive; provided, however, that fractional shares shall be rounded to the nearest whole share. In such event, the Committee also shall have discretion to make appropriate adjustments in the number and type of shares subject to Restricted Stock grants then outstanding under the Plan pursuant to the terms of such grants or otherwise.

                          Section 6. Duration of Plan

     6.1 Duration of Plan. The Plan shall remain in effect, subject to the Board's right to earlier terminate the Plan pursuant to Section 14 hereof, until all Stock subject to it shall have been purchased or acquired pursuant to the provisions hereof. Notwithstanding the foregoing, no Award may be granted under the Plan on or after February 21, 2006.

                           Section 7. Stock Options

     7.1 Grant of Options. Subject to the provisions of Section 5 and 6, Options may be granted to Participants at any time and from time to time as shall be determined by the Committee. The Committee shall have complete discretion in determining the number of Options granted to each Participant. The Committee may grant any type of Option to purchase Stock that is permitted by law at the time of grant.

     7.2 Option Agreement. Each Option shall be evidenced by an Option agreement that shall specify the type of Option granted, the Option price the duration of the Option, the number of shares of Stock to which the Option pertains, and such other provisions as the Committee shall determine.

     7.3 Option Price. No Option granted pursuant to the Plan shall have an Option price that is less than the Fair Market Value of the Stock on the date the Option is granted.

     7.4 Exercise of Options. Options awarded under the Plan shall be exercisable at such times and be subject to such restrictions and conditions as the Committee shall approve, either at the time of grant of such Options or pursuant to a general determination, and which need not be the same for all Participants, provided that, to the extent required to comply with Rule 16b-3, no Option shall be exercisable within the first six months of its term, unless death or Disability of the Participant occurs during such period. Each Option which is intended to qualify as an Incentive Stock Option pursuant to Section 422A of the Code, and each Option which is intended to qualify as another type of ISO which may subsequently be authorized by law, shall comply with the applicable provisions of the Code pertaining to such Options.

     7.5 Payment. Options shall be exercised by the delivery of a written notice of exercise to the Company, setting forth the number of shares of Stock with respect to which the Option is to be exercised, accompanied by full payment for the Stock. The Option Price upon exercise of any Option shall be payable to the Company in full either:

          (a) in cash or its equivalent (including, for this purpose, the proceeds from a cashless exercise as permitted under Federal Reserve Board's Regulation T, or other borrowed funds),

          (b) by tendering previously-acquired Stock having an aggregate Fair Market Value at the time of exercise equal to the total Option price (including, for this purpose, Stock deemed tendered by affirmation of ownership),

          (c) by any other means which the Committee determines to be consistent with the Plan's purpose and applicable law, or

          (d)  by a combination of (a), (b), and (c).

The exercise of an Option shall cancel any related SAR to the extent of the number of shares as to which the Option is exercised. As soon as practicable after receipt of each notice and full payment, the Company shall deliver to the Participant a certificate or certificates representing acquired shares of Stock. Notwithstanding the foregoing, the Option price payable with respect to the exercise of any Options by a Participant who has a deferral election in effect under the Company's Nonqualified Stock Option--Gain Deferral Plan (the "Gain Deferral Plan") shall be made solely by tendering previously-acquired Stock in accordance with paragraph (b) above. As soon as practicable after receipt of notice of exercise and payment, the Company shall deliver to the trustee of the trust established under the Gain Deferral Plan, a certificate or certificates representing such number of shares of Stock determined by dividing (i) the excess of (A) the Fair Market Value of the shares of Stock purchased pursuant to such Option exercise, over (B) the aggregate exercise price of the shares of Stock purchased, by (ii) the Fair Market Value of one share of Stock. In addition, as soon as practicable after receipt of such notice and payment of the Option price (other than payment by affirmation of ownership), the Company shall deliver to the Participant a certificate or certificates representing shares with a Fair Market Value equal to the aggregate option exercise price paid, net of any tax withholding pursuant to Section 15.2. For purposes of the foregoing, Fair Market Value shall be determined on the date of Option exercise.

     7.6 Limitations on ISOs. Notwithstanding anything in the Plan to the contrary, to the extent required from time to time by the Code, the following additional provisions shall apply to the grant of Options which are intended to qualify as Incentive Stock Options (as such term is defined in Section 422A of the Code):

          (a) The aggregate Fair Market Value (determined as of the date the Option is granted) of the shares of Common Stock with respect to which Incentive Stock Options are exercisable for the first time by any Participant during any calendar year (under all plans of the Company) shall not exceed $100,000 or such other amount as may subsequently be specified by the Code; provided that, to the extent that such limitation is exceeded, any excess Options (as determined under the Code) shall be deemed to be Nonstatutory (Nonqualified) Stock Options.

          (b) Any Incentive Stock Option authorized under the Plan shall contain such other provisions as the Committee shall deem advisable, but shall in all events be consistent with and contain or be deemed to contain all provisions required in order to qualify the Options as Incentive Stock Options.

          (c) All Incentive Stock Options must be granted within ten years from the earlier of the date on which this Plan was adopted by the Board of Directors or the date this Plan was approved by the stockholders.

          (d) Unless exercised, terminated, or cancelled sooner, all Incentive Stock Options shall expire no later than ten years after the date of grant.

     7.7 Restrictions on Stock Transferability. The Committee shall impose such restrictions on any shares of Stock acquired pursuant to the exercise of an Option under the Plan as it may deem advisable, including, without limitation, restrictions under the applicable Federal securities law, under the requirements of any stock exchange upon which such shares of Stock are then listed and under any blue sky or state securities laws applicable to such shares.

     7.8  Termination of Employment Due to Death, Disability, or Retirement.
In the event the employment of a Participant is terminated by reason of death, Disability, or Retirement, any outstanding Options then exercisable may be exercised at any time prior to the expiration date of the Options or within three (3) years after such date of termination of employment, whichever period is the shorter. However, in the case of Incentive Stock Options, the favorable tax treatment prescribed under Section 422A of the Code shall not be available if such options are not exercised within three (3) months after date of termination, or twelve (12) months in the case of Disability, provided such Disability constitutes total and permanent disability as defined in Section 22(e)(3) of the Code. If an Incentive Stock Option is not exercised within three
(3) months of termination due to Retirement, it shall be treated as a Nonstatutory (Nonqualified) Stock Option for the remainder of its allowable exercise period.

     7.9  Termination of Employment Due to Death, Disability, or Retirement.
If the employment of the Participant shall terminate for any reason other than death, Disability, Retirement, or involuntarily for Cause, the rights under any then outstanding Option granted pursuant to the Plan shall terminate upon the expiration date of the Option or one month after such date of termination of employment, whichever first occurs; provided, however, that in the event such termination of employment occurs after a change in control (as defined in Section 13.2 of the Plan), the rights under any then outstanding Option granted pursuant to the Plan shall terminate upon the expiration date of the Option or one year after such date of termination of employment, whichever first occurs. Where termination of employment is involuntarily for Cause, rights under all Options shall terminate immediately upon termination of employment.

     7.10 Limited Transferability of Options. Except as provided below, no Option granted under the Plan may be sold, transferred, pledged, assigned, or otherwise alienated or hypothecated, otherwise than by will or by the laws of descent and distribution. Further, all Options granted to a Participant under the Plan shall be exercisable during his lifetime only by such Participant. Notwithstanding the foregoing, the Committee may, in its discretion, authorize all or a portion of the Options (other than Incentive Stock Options) granted to a Participant to be on terms which permit transfer by such Participant to:

          (a) the spouse, children or grandchildren of the Participant ("Immediate Family Members");

          (b) a trust or trusts for the exclusive benefit of such Immediate Family Members, or;

          (c) a partnership in which such Immediate Family Members are the only partners, provided that:

               (i)    there may be no consideration for any such transfer;

               (ii) the Award Agreement pursuant to which such Options are granted expressly provides for transferability in a manner consistent with this Section 7.10; and

               (iii) subsequent transfers of transferred Options shall be prohibited except those in accordance with Section 11. Following transfer, any such Options shall continue to be subject to the same terms and conditions as were applicable immediately prior to transfer, provided that for purposes of Section 11 hereof the term "Participant" shall be deemed to refer to the transferee. The provisions of Sections 7 and 13 relating to the period of exercisability and expiration of the Option shall continue to be applied with respect to the original Participant, and the Options shall be exercisable by the transferee only to the extent, and for the periods, set forth in said Sections 7 and 13.

                     Section 8. Stock Appreciation Rights

     8.1 Grant of Stock Appreciation Rights. Subject to the provisions of Sections 5 and 6, Stock Appreciation Rights ("SARs") may be granted to Participants at any time and from time to time as shall be determined by the Committee. An SAR may be granted at the discretion of the Committee in any of the following forms:

          (a)  In lieu of Options,

          (b)  In addition to Options,

          (c)  Upon lapse of Options,

          (d)  Independent of Options,

          (e)  Each of the above in connection with previously awarded Options.

     8.2 Exercise of SARs in Lieu of Options. SARs granted in lieu of Options may be exercised for all or part of the shares of Stock subject to the related Option upon the surrender of the right to exercise an equivalent number of Options. The SAR may be exercised only with respect to the shares of Stock for which its related Option is then exercisable. Option shares with respect to which the SAR shall have been exercised may not be subject again to an Award under this Plan. SARs granted pursuant to this Section 8.2 with respect to which the Option shares have been exercised will immediately lapse upon such exercise.

     8.3 Exercise of SARs in Addition to Options. SARs granted in addition to Options shall be deemed to be exercised upon the exercise of the related Options.

     8.4 Exercise of SARs Independent of Options. SARs granted independent of Options may be exercised upon whatever terms and conditions the Committee, in its sole discretion, imposes upon the SARs.

     8.5 Exercise of SARs Upon Lapse of Options. SARs granted upon lapse of Options shall be deemed to have been exercised upon the lapse of the related Options as to the number of shares of Stock subject to the Options. Notwithstanding Section 5.2 above, cancelled Options in an amount equal to the related SARs shall not be available again for Awards under the Plan.

     8.6 Payment of SAR Amount. Upon exercise of the SAR, the holder shall be entitled to receive payment of an amount (subject to Section 8.8 below) determined by multiplying:

          (a) The difference between the Fair Market Value of a share of Stock at the date of exercise over the price fixed by the Committee at the date of grant, by

          (b) The number of shares with respect to which the Stock Appreciation Right is exercised.

          8.7 Form and Timing of Payment. At the discretion of the Committee, payment for SARs may be made in cash or Stock, or in a combination thereof.

          8.8 Limit of Appreciation. At the time of grant, the Committee may establish in its sole discretion, a maximum amount per share which will be payable upon exercise of an SAR.

          8.9 Term of SAR. The term of an SAR granted under the Plan shall not exceed ten years and one day.

          8.10 Termination of Employment. In the event the employment of a Participant is terminated by reason of death, Disability, Retirement, or any other reason, any SARs outstanding shall terminate in the same manner as specified for Options under Sections 7.8 and 7.9 herein.

          8.11 Nontransferability of SARs. No SAR granted under the Plan may be sold, transferred, pledged, assigned, or otherwise alienated or hypothecated, otherwise than by will or by the laws of descent and distribution. Further, all SARs granted to a Participant under the Plan shall be exercisable during his lifetime only by such Participant.

                          Section 9. Restricted Stock

          9.1 Grant of Restricted Stock. Subject to the provisions of Sections 5 and 6, the Committee, at any time and from time to time, may grant shares of Restricted Stock under the Plan to such Participants and in such amounts as it shall determine. Each grant of Restricted Stock shall be in writing.

          9.2 Transferability. Except as provided in Sections 9.8 and 9.9 hereof, the shares of Restricted Stock granted hereunder may not be sold, transferred, pledged, assigned, or otherwise alienated or hypothecated for such period of time as shall be determined by the Committee and shall be specified in the Restricted Stock grant, or upon earlier satisfaction of other conditions (which may include the attainment of performance goals as defined in Section
10.8 hereof), as specified by the Committee in its sole discretion and set forth in the Restricted Stock grant.

          9.3 Other Restrictions. The Committee shall impose such other restrictions on any shares of Restricted Stock granted pursuant to the Plan as it may deem advisable including, without limitation, restrictions under applicable Federal or state securities laws, and may legend the certificates representing Restricted Stock to give appropriate notice of such restrictions.

          9.4 Voting Rights. Participants holding shares of Restricted Stock granted hereunder may exercise full voting rights with respect to those shares during the Period of Restriction.

          9.5 Dividends and Other Distributions. During the Period of Restriction, Participants holding shares of Restricted Stock granted hereunder shall be entitled to receive all dividends and other distributions paid with respect to those shares while they are so held. If any such dividends or distributions are paid in shares of Stock, the shares shall be subject to the same restrictions on transferability as the shares of Restricted Stock with respect to which they were paid.

          9.6 Termination of Employment Due to Retirement. In the event a Participant's employment terminates on or after his Normal Retirement Date, the Period of Restriction applicable to the Restricted Stock pursuant to Subsection
9.2 hereof shall automatically terminate and, except as otherwise provided in Subsection 9.3, the shares of Restricted Stock shall thereby be free of restrictions and freely transferable. In the event a Participant terminates employment on or after his Early Retirement Date but prior to Normal Retirement Date, any shares of Restricted Stock still subject to restrictions at the date of such termination automatically shall be forfeited and returned to the Company; provided, however, that the Committee in its sole discretion may waive the restrictions remaining on any or all shares of Restricted Stock or add such new restrictions to those shares of Restricted Stock as it deems appropriate.

          9.7 Termination of Employment Due to Death or Disability. In the event a Participant terminates his employment with the Company because of death or Disability during the Period of Restriction, the restrictions applicable to the shares of Restricted Stock pursuant to Section 9.2 hereof shall automatically terminate and, except as otherwise provided in Subsection 9.3, the shares of Restricted Stock shall thereby be free and restrictions and freely transferable.

          9.8 Termination of Employment for Reasons Other than Death, Disability, or Retirement. In the event that a Participant terminates his employment with the Company for any reason other than those set forth in Sections 9.6 and 9.7 hereof during the Period of Restriction, then any shares of Restricted Stock still subject to restrictions at the date of such termination automatically shall be forfeited and returned to the Company; provided, however, that, in the event of an involuntary termination of the employment of a Participant by the Company other than for Cause, the Committee in its sole discretion may waive the automatic forfeiture of any or all such shares and/or may add such new restrictions to such shares of Restricted Stock as it deems appropriate.

          9.9 Nontransferability of Restricted Stock. No shares of Restricted Stock granted under the Plan may be sold, transferred, pledged, assigned, or otherwise alienated or hypothecated, otherwise than by will or by the laws of descent and distribution until the termination of the applicable Period of Restriction. All rights with respect to Restricted Stock granted to a Participant under the Plan shall be exercisable during his lifetime only by such Participant.

             Section 10. Performance Units and Performance Shares

          10.1 Grant of Performance Units or Performance Shares. Subject to the provisions of Sections 5 and 6, Performance Units or Performance Shares may be granted to Participants at any time and from time to time as shall be determined by the Committee. The Committee shall have complete discretion in determining the number of Performance Units or Performance Shares granted to each Participant.

          10.2 Value of Performance Units and Performance Shares. Each Performance Unit shall have an initial value of one hundred dollars ($100) and each Performance Share initially shall represent one share of Stock. The Committee shall set performance goals in its discretion which, depending on the extent to which they are met, will determine the ultimate value of the Performance Unit or Performance Share to the Participant. The time period during which the performance goals must be met shall be called a performance period, and also is to be determined by the Committee.

          10.3 Payment of Performance Units and Performance Shares. After a performance period has ended, the holder of a Performance Unit or Performance Share shall be entitled to receive the value thereof as determined by the extent to which performance goals discussed in Section 10.2 have been met.

          10.4 Form and Timing of Payment. Payment in Section 10.3 above shall be made in cash, stock, or a combination thereof as determined by the Committee. Payment may be made in a lump sum or installments as prescribed by the Committee. If any payment is to be made on a deferred basis, the Committee may provide for the payment of dividend equivalents or interest during the deferral period.

          10.5 Termination of Employment Due to Death, Disability, or Retirement. In the case of death, Disability, or Retirement, the holder of a Performance Unit or Performance Share shall receive prorata payment based on the number of months' service during the performance period but based on the achievement of performance goals during the entire performance period. Payment shall be made at the time payments are made to Participants who did not terminate service during the performance period.

          10.6 Termination of Employment for Other Reasons. In the event that a Participant terminates employment with the Company for any reason other than death, Disability or Retirement, all Performance Units and Performance Shares shall be forfeited; provided, however, that in the event of an involuntary termination of the employment of the Participant by the Company other than for Cause, the Committee in its sole discretion may waive the automatic forfeiture provisions and pay out on a prorata basis.

          10.7 Nontransferability. Units or Performance Shares granted under the Plan may be sold, transferred, pledged, assigned, or otherwise alienated or hypothecated, otherwise than by will or by the laws of descent and distribution until the termination of the applicable performance period. All rights with respect to Performance Units and Performance Shares granted to a Participant under the Plan shall be exercisable during his lifetime only by such Participant.

          10.8 Performance Goals. For purposes of Section 9.2 and 10.2 hereof, "performance goals" shall mean the criteria and objectives, determined by the Committee pursuant to the Plan, which shall be satisfied or met during the applicable restriction period or performance period, as the case may be, as a condition to the Participant's receipt, in the case of a grant of the Restricted Stock or a grant of Performance Shares, of the shares of Stock subject to such grant, or in the case of a Performance Unit Award, of payment with respect to such Award. Such criteria and objectives may include, but are not limited to, return on assets, return on equity, growth in net earnings, growth in earnings per share, asset growth, deposit growth, loan growth, asset quality levels, growth in the Fair Market Value of the Stock, or any combination of the foregoing or any other criteria and objectives determined by the Committee. Upon completion of the restricted period or the performance period, as the case may be, the Committee shall certify the level of the performance goals attained and the amount of the Award payable as a result thereof.

                      Section 11. Beneficiary Designation

     11.1 Beneficiary Designation. Each Participant under the Plan may name, from time to time, any beneficiary or beneficiaries (who may be named contingently or successively) to whom any benefit under the Plan is to be paid in case of his death before he receives any or all of such benefit. Each designation will revoke all prior designations by the same Participant, shall be in a form prescribed by the Committee, and will be effective only when filed by the Participant in writing with the Committee during his lifetime. In the absence of any such designation, benefits remaining unpaid at the Participant's death shall be paid to his estate.

                        Section 12. Rights of Employees

     12.1 Employment. Nothing in the Plan shall interfere with or limit in any way the right of the Company to terminate any Participant's employment at any time, nor confer upon any Participant any right to continue in the employ of the Company.

     12.2 Participation. No employee shall have a right to be selected as a Participant, or, having been so selected, to be selected again as a Participant.

                          Section 13. Change in Control

     13.1 In General. In the event of a change in control of the Company as defined in Section 13.2 below, all Awards under the Plan shall vest 100%, whereupon all Options shall become exercisable in full, the restrictions applicable to Restricted Stock shall terminate, and Performance Units and Performance Shares shall be paid out based upon the extent to which performance goals during the performance period have been met up to the date of the change in control, or at target, whichever is higher.

     13.2 Definition. For purposes of the Plan, a "change in control" shall mean any of the following events:

           (a) Any "person" (as such term is used in Sections 13(d) and 14(d) of the Securities Exchange Act of 1934, as amended), other than
                 (i) a trustee or other fiduciary holding securities under an employee benefit plan of the Company or a subsidiary, or (ii) a corporation owned directly or indirectly by the stockholders of the Company in substantially the same proportions as their ownership of stock of the Company, is or becomes the "beneficial owner" (as defined in Rule 13d-3 under said Act), directly or indirectly, of securities of the Company representing 10% or more of the total voting power of the then outstanding shares of capital stock of the Company entitled to vote generally in the election of directors (the "Voting Stock"), provided, however, that the following shall not constitute a change in control: (A) such person becomes a beneficial owner of 10% of more of the Voting Stock as the result of an acquisition of such stock directly from the Company, or (B) such person becomes a beneficial owner of 10% or more of the Voting Stock as a result of the decrease in the number of outstanding shares caused by the repurchase of shares by the Company; provided, further, that in the event a person described in clause (A) or (B) shall thereafter increase (other than in circumstances described in clause (A) or (B)) beneficial ownership of stock representing more than 1% of the Voting Stock, such person shall then be deemed to become a beneficial owner of 10% or more of the Voting Stock for purposes of this paragraph (a), provided such person continues to beneficially own 10% or more of the Voting Stock after such subsequent increase in beneficial ownership, or

           (b) During any period of two consecutive years, individuals, who at the beginning of such period constitute the Board of Directors of the Company, and any new director, whose election by the Board of Directors or nomination for election by the Company's stockholders was approved by a vote of at least two-thirds (2/3) of the directors then still in office who either were directors at the beginning of the period or whose election or nomination for election was previously so approved, cease for any reason to constitute a majority thereof, or

           (c) the stockholders of the Company approve, or if such approval is not necessary or required, the consummation of, a reorganization, merger or consolidation, the sale or other disposition of all or substantially all of the assets, or a similar transaction or series of transactions involving the Company (a "Business Combination") in each case, unless (1) all or substantially all of the individuals and entities who were the beneficial owners, respectively, of the Voting Stock immediately prior to such Business Combination beneficially own, directly or indirectly, more than 50% of the total voting power represented by the voting securities entitled to vote generally in the election of directors of the Company or the corporation resulting from the Business Combination (including, without limitation, a corporation which as a result of the Business Combination owns the Company or all or substantially all of the Company's assets either directly or through one or more subsidiaries), in substantially the same proportions as their ownership, immediately prior to the Business Combination of the Voting Stock of the Company, and (2) at least a majority of the members of the board of directors of the Company or such corporation resulting from the Business Combination were members of the Incumbent Board at the time of the execution of the initial agreement, or action of the Incumbent Board, providing for such Business Combination; or

           (d) the stockholders of the Company approve a plan of complete liquidation or dissolution of the Company.

The Board has final authority to determine the exact date on which a change in control has been deemed to have occurred under (a), (b), (c) and (d) above.

         Section 14. Amendment, Modification, and Termination of Plan

     14.1 Amendment, Modification, and Termination of Plan. The Board at any time may terminate, and from time to time may amend or modify the Plan, provided, however, that except as provided in Section 5.3 of the Plan, no such action of the Board, without approval thereof by the stockholders of the Company as may then be required by the Code, Rule 16b-3, any national securities exchange or system on which the Stock is then listed or reported, or any regulatory body having jurisdiction with respect thereto, may:

           (a) Increase the total amount of Stock which may be issued under the Plan.

           (b)  Change the provisions of the Plan regarding the Option price.

           (c) Materially increase the cost of the Plan or materially increase the benefits to Participants.

           (d)  Extend the period during which Awards may be granted.

           (e) Extend the maximum period after the date of grant during which Options may be exercised.

No amendment, modification, or termination of the Plan shall in any manner adversely affect any Award theretofore granted under the Plan, without the consent of the Participant.

                          Section 15. Tax Withholding

     15.1 Tax Withholding. The Company shall have the power and the right to deduct or withhold, or require a Participant to remit to the Company, an amount sufficient to satisfy Federal, state, and local taxes, domestic or foreign, required by law or regulation to be withheld with respect to any taxable event arising as a result of the Plan.

     15.2 Share Withholding. With respect to withholding required upon the exercise of Options or SARs, upon the lapse of restrictions on Restricted Stock, or upon any other taxable event arising as a result of awards granted hereunder, Participants may elect to satisfy the withholding requirement, in whole or in part, by having the Company withhold shares of Stock having a Fair Market Value on the date the tax is to be determined equal to the minimum statutory total tax which would be imposed on the transaction; provided, however, that in the event a deferral election is in effect with respect to the shares deliverable upon exercise of an Option, then the Participant may only elect to have such withholding made from the Stock tendered to exercise such Option. All such elections shall be irrevocable, made in writing, signed by the Participant, and shall be subject to any restrictions or limitations that the Committee, in its sole discretion, deems appropriate.

                          Section 16. Indemnification

     16.1 Indemnification. Each Person who is or shall have been a member of the Committee or of the Board shall be indemnified and held harmless by the Company against and from any loss, cost, liability, or expense that may be imposed upon or reasonably incurred by him in connection with or resulting from any claim, action, suit, or proceeding to which he may be a party or in which he may be involved by reason of any action taken or failure to act under the Plan and against and from any and all amounts paid by him in settlement thereof, with the Company's approval, or paid by him in satisfaction of any judgment in any such action, suit, or proceeding against him, provided he shall give the Company an opportunity, at its own expense, to handle and defend the same before he undertakes to handle and defend it on his own behalf. The foregoing right of indemnification shall not be exclusive of any other rights of indemnification to which such persons may be entitled under the Company's Certificate of Incorporation or Bylaws, as a matter of law, or otherwise, or any power that the Company may have to indemnify them or hold them harmless.

                        Section 17. Requirements of Law

     17.1 Requirements of Law. The granting of Awards and the issuance of shares of Stock upon the exercise of an Option shall be subject to all applicable laws, rules, and regulations, and to such approvals by any governmental agencies or national securities exchanges as may be required.

     17.2 Governing Law. The Plan, and all agreements hereunder, shall be construed in accordance with and governed by the laws of the State of Delaware.

[LOGO APPEARS HERE]


                          First Midwest Bancorp, Inc.



                    1989 OMNIBUS STOCK AND INCENTIVE PLAN,

                                  AS AMENDED

                                   * * * * *

                              SUMMARY DESCRIPTION



THIS DOCUMENT (INCLUDING THE APPENDICES HERETO) CONSTITUTES PART OF A PROSPECTUS COVERING SECURITIES THAT HAVE BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933.

THE DATE OF THIS SUMMARY DESCRIPTION IS MAY 1, 1998.

                          FIRST MIDWEST BANCORP, INC.

          1989 Omnibus Stock and Incentive Plan, as Amended ("Plan")

                              Summary Description

                               Table of Contents

                                                                                                Page
                                                                                                ----
Introduction.............................................................................          1

Authority of the Compensation Committee..................................................          1

Awards under the Plan....................................................................          1

Available information....................................................................          2

Resale of Shares.........................................................................          3

Appendix A - General Information Regarding Nonqualified Stock Option Grants.............. A-1 to A-4

Appendix B - General Information Regarding Reload Stock Options.......................... B-1 to B-4

Appendix C -  General Information Regarding Transferability of
              Nonqualified Stock Options................................................. C-1 to C-2

Appendix D - General Information Regarding Nonqualified Stock Option Loan Program........ D-1 to D-3

Appendix E - General Information Regarding Nonqualified Stock Option Gain Deferral Plan.. E-1 to E-2

                          First Midwest Bancorp, Inc.

                       Nonqualified Stock Option Grants

                              SUMMARY DESCRIPTION

                                   * * * * *

                                 Introduction
                                 ------------

In February 1989, the Board of Directors of First Midwest Bancorp, Inc. ("First Midwest" or Company") established the First Midwest Bancorp, Inc. 1989 Omnibus Stock and Incentive Plan (the "Plan") for key executives. The Plan was approved by the Company's stockholders at the Annual Meeting of Stockholders held in May 1989. At the 1996 Annual Meeting, the Plan was amended to increase the number of shares available for award thereunder and extend the duration of the Plan.

The Plan permits the granting of stock options (both incentive and nonqualified), restricted stock, stock appreciation rights, performance units and performance shares. The purpose of the Plan is to advance the interests of First Midwest by encouraging the acquisition of any equity interest by key executives and by enabling the Company to attract and retain the services of key executives upon which the successful operations of the Company is largely dependent.

This Summary Description provides general information about the Plan. Appendices A through E attached hereto provide information about the nonqualified stock options granted under the Plan and the exercise of such options. A complete copy of the Plan, as well as additional information about the Company and the common stock issuable under the Plan, is available upon request, as set forth later in the Summary Description.

                    Authority of the Compensation Committee
                    ---------------------------------------

The Plan provides that the Compensation Committee of the Board of Directors of First Midwest (the "Committee") is responsible for the administration of the Plan. The Committee is authorized to interpret the Plan, to prescribe and modify rules and procedures, and to make all other determinations necessary in the administration of the Plan.

                             Awards under the Plan
                             ---------------------

The Plan, as amended, provides for the reservation of 2,096,875 shares of common stock, $.01 par value, of First Midwest ("Common Stock") for issuance pursuant to awards granted under the Plan.

In making awards under the Plan, the Committee has flexibility to choose from several alternatives available under the Plan, including nonqualified and tax-qualified incentive stock options, stock appreciation rights, restricted stock, performance units and performance shares. Each award will be evidenced by an Agreement between the Company and the recipient. Specific terms of the awards, including minimum service or performance criteria, which must be met in order to exercise rights or receive payments under the award will be provided in the individual award Agreement between the Company and each award recipient, and in the applicable terms of the Plan.

To date, the Committee has authorized only the issuance of nonqualified stock options under the Plan and may continue to do so in the future or it may authorize the use of one of the alternative forms of awards. As of the date of this Summary Description, nonqualified stock options to purchase approximately 1,044,000 shares of Common Stock were held by 81 key executives. General information regarding the nonqualified stock options granted under the Plan is set forth in Appendices A through E attached to this Summary Description. Additional appendices providing information with respect to other forms of awards will be distributed to award recipients at the time, if any, that the Committee grants such awards.

                             Available Information
                             ---------------------

The Company has filed a Registration Statement with the Securities and Exchange Commission (the "SEC") pursuant to the Securities Act of 1933 (the "Securities Act") with respect to the shares of Common Stock which may be issued under the Plan. Pursuant to the rules of the SEC, this Summary Description does not contain all of the information set forth in the Registration Statement and exhibits thereto, to which reference is made.

The Company will provide, without charge, to each person to whom this Summary Description is delivered, upon written or oral request of such person, a copy of any and all of the following documents which have been incorporated by reference into the Registration Statement:

     -    The Company's latest Annual Report on Form 10-K filed with the SEC.

     - All quarterly and other reports filed by the Company with the SEC pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (the "Exchange Act").

     - The description of the Company's Company Stock and its Preferred Share Purchase Rights contained in applicable registration statements and other reports filed by the Company with the SEC under Section 12 of the Exchange Act.

In addition, a copy of First Midwest's most recent Annual Report to Stockholders accompanies this Summary Description or has been furnished previously. The Company will provide to each employee who has received this Summary Description copies of all reports, proxy statements and other communications distributed by the Company to its stockholders generally. In the event a recipient of this Summary Description misplaces any such documents, another will be furnished, without charge, upon written request.

Requests for copies of any of the documents referred to above, or any questions regarding the Plan or its administration, should be directed to the office of the Corporate Controller, First Midwest Bancorp, Inc. 300 Park Blvd., Suite 405, Itasca, IL 60143 (telephone (630) 875-7459).

                               Resale of Shares
                               ----------------

The Plan does not apply any specific restrictions on the resale of shares of Common Stock issued to recipients under the Plan. However, the Securities Act and Exchange Act may impose certain limitations on such resale.

Under the Securities Act, all directors and certain policy-making executive officers of the Company and certain of its subsidiaries may be deemed to be "affiliates" of the Company for purposes of the Securities Act. Because such affiliates are so closely identified with the Company, sales of Common Stock by such persons may be deemed to be sales of Common Stock by the Company. Rule 144, promulgated under the Securities Act, sets forth a "safe harbor" procedure for affiliates to sell shares yet not have the sale be deemed a distribution of Common Stock on behalf of the Company. Rule 144 restricts the number of shares of Common Stock which may be sold by an affiliate during any 90-day period, designates a manner of sale and requires the filing of a notice of proposed sale with the SEC. Executive officers of the Company and its subsidiaries who are considered "affiliates" of the Company for purposes of the Securities Act include the President and any Executive Vice President of the Company. Any affiliates of the Company should consult with a qualified legal advisor regarding his or her own situation before making any resales of Common Stock issued pursuant to the Plan.

Section 16(b) of the Exchange Act provides that, in certain circumstances, the profit realized by an affiliate of the Company on the purchase and sale, or sale and purchase, of Common Stock within a six-month time frame, is recoverable by the Company from the affiliate if it is a prohibited "short-swing profit". Accordingly, employees of the Company or its subsidiaries who are considered affiliates (as described in the preceding paragraph) should review the implications of the "short-swing profit" prohibitions prior to exercising any rights pursuant to any awards received under the Plan or prior to disposing of any shares of Common Stock purchased or otherwise received under the Plan. General information about the applicability of Section 16(b) and the rules promulgated thereunder to the particular forms of awards granted under the Plan is included in the applicable Appendix describing such awards.

[LOGO APPEARS HERE]
                          First Midwest Bancorp, Inc.




                    1989 OMNIBUS STOCK AND INCENTIVE PLAN,

                                  AS AMENDED

                              SUMMARY DESCRIPTION

                                   * * * * *

                                  APPENDIX A

                              GENERAL INFORMATION

                                   REGARDING

                       NONQUALIFIED STOCK OPTION GRANTS





                                                                     May 1, 1998

                          FIRST MIDWEST BANCORP, INC.

               1989 OMNIBUS STOCK AND INCENTIVE PLAN, AS AMENDED

                              SUMMARY DESCRIPTION

                                   * * * * *

                                  APPENDIX A

                       GENERAL INFORMATION PERTAINING TO
                       NONQUALIFIED STOCK OPTION GRANTS

This Appendix A to the Summary Description of the First Midwest Bancorp, Inc. ("First Midwest") 1989 Omnibus Stock and Incentive Plan, as Amended (the "Plan") sets forth general information relating to nonqualified stock options granted under the Plan and supersedes the "1989 Omnibus Stock and Incentive Plan - Summary Description" dated February 19, 1997 and any other prior summary description of the Plan. This Appendix A should be read in conjunction with the Summary Description and the information incorporated by reference therein, as well as the text of the Plan to which reference is made.

                                  Introduction
                                  ------------

Nonqualified stock options may be granted to key executives (the "participants") at any time and on such terms as set forth by the Compensation Committee (the "Committee") of the Board of Directors of First Midwest Bancorp, Inc. (the "Board of Directors"). The Committee determines the number of participants to whom nonqualified stock options are to be granted and the number of shares to be covered by such options.

                              Program Eligibility
                              -------------------

Eligibility for the nonqualified stock option grants, subject to change at any time, is limited to participants as determined by the Committee. The current conditions established by the Committee for program eligibility are:

     1. The participant must be a full-time employee of First Midwest or its subsidiaries as defined in the First Midwest Personnel Policies.

     2. The participant must be classified in a Salary Range defined as eligible by the Committee.

     3. Certain employees not in the Salary Ranges defined as eligible may become participants upon recommendation by the Subsidiary and Holding Company CEO and approval of the Committee. Program eligibility of such employees will be determined annually.

Nonqualified stock option grants will be awarded to participants annually or at such other time as determined by the Committee based upon performance recommendations from the CEO of the Company or applicable Subsidiary. The performance recommendations will take the form of the CEO recommending that the participants receive a predetermined percentage of the Program Eligible Annual Option Grant as calculated below. The performance recommendation will be based upon the participant's performance vs. performance standards for the calendar year preceding the date of the grant.

             Calculation of Program Eligible Annual Option Grants
             ----------------------------------------------------

Nonqualified stock option grants are expressed as the number of shares of First Midwest Common Stock (the "Common Stock") which may be purchased by such grant. The number of shares of Common Stock that may be purchased is calculated by dividing the Program Eligible Annual Option Grant (as calculated below) by the Exercise Price (as hereinafter defined).

Program Eligible Annual Option Grants will generally be considered each year at the meeting of the Committee held in conjunction with the February Board of Directors Meeting or at other times as determined appropriate by the Committee. The Program Eligible Annual Option Grant will be calculated by multiplying the participant's base salary by a percentage determined by the Committee based upon the most recently available market data. The Committee may apply different percentages to different Salary Ranges based on the responsibilities/duties of the participants in such Salary Range and the current market information. The differentiation in percentages applied to such Salary Ranges will result in "Grant Classes".

If a participant becomes program eligible or moves between Grant Classes during the course of the year, the Program Eligible Annual Option Grant will be prorated, subject to the approval of the Committee, as follows:

          Timing                                       Proration
          -------                                      ---------
If program eligibility or                    The employee will receive:
Grant Class movement occurs:

 .    During the first six months          .   100% of the next Program
     of the calendar year preceding           Eligible Annual Option Grant
     the date of the next Annual Grant.       applicable to the new Grant Class.

 .    During the second six months of the  .   50% of the next Program Eligible
     calendar year preceding the date         Annual Option Grant applicable to
     of the next Annual Grant.                each of the Grant Classes which
                                              applied to the participant during
                                              the preceding year.

                 Determination of Stock Option Exercise Price
                 --------------------------------------------

The exercise price for each share of Common Stock covered by the nonqualified stock option grant will be the average of the high and low sale prices for the Common Stock as quoted by NASDAQ on the effective date of the grant; for purposes of nonqualified stock options, the effective date of each grant will be the date the grant is made by the Committee.

In the event of any change in the outstanding shares of Common Stock by reason of a stock dividend, split or other similar corporate change, the aggregate number of shares of Common Stock subject to each outstanding nonqualified stock option grant, and the stated exercise price, shall be adjusted appropriately by the Committee.

                 Exerciseability of Nonqualified Stock Options
                 ---------------------------------------------

Except as otherwise approved by the Committee, nonqualified stock options shall be exercisable (i.e. vested) as follows:

     . No options are exercisable until two years following the date of the grant.
     . Two years following the date of the grant, the option is exercisable with respect to 50% of the number of shares of Common Stock covered thereby.
     . Three years following the date of the grant, the option will be exercisable as to the remaining 50% of the shares of Common Stock covered thereby.
     . Upon a change in control of First Midwest, as defined in the Plan, all options will be immediately exercisable in full.

The options expire ten years after the date of the grant. If employment with First Midwest and all subsidiaries terminates prior to the expiration date, the options, to the extent exercisable as of the date of termination of employment will remain exercisable for 30 days after the date on which employment is
                            -------
terminated and will then expire. However, termination due to retirement, death or disability may result in an extension of the expiration date of the options as provided in the option Letter Agreement (see below).

               Nonqualified Stock Option Grant Letter Agreement
               ------------------------------------------------

Within a reasonable period of time after each nonqualified stock option grant is approved by the Committee, a Letter Agreement between First Midwest and the participant will be executed along with the appropriate beneficiary forms. The participant will also be supplied with forms and other information related to the procedures for the exercise of options.

                       Federal Income Tax Considerations
                       ---------------------------------

The following is a brief summary of the principal income tax consequences under the Internal Revenue Code of 1986, as amended (the "Code") relating to nonqualified stock options granted under the Plan. This summary is not intended to be exhaustive and, among other things, does not describe the impact of any state and local taxes.

     General - In general, the participant will not realize income for federal
     -------
     income tax purposes at the time a nonqualified stock option is granted. The participant will recognize ordinary income upon exercise of the nonqualified stock option in an amount equal to the difference between the aggregate exercise price paid for the shares of Common Stock purchased and the fair market value of such shares as of the date of exercise. Upon disposition of the shares acquired upon exercise, appreciation (or depreciation) after the date of exercise will be treated as either short-term or long-term capital gain (or loss) depending upon the holding period of the shares sold.

     The Plan allows participants to pay for the exercise price of nonqualified stock options by surrendering shares of Common Stock that the participant currently owns having a fair market value equal to such exercise price if such shares have been held by the participant for at least 6 months prior to the date of exercise (the "previously acquired shares"). If the participant pays the exercise price, in full or in part, with previously acquired shares of Common Stock, the use of such shares will not affect the tax treatment of the exercise. No gain or loss will be recognized with respect to the shares of Common

     Stock tendered to the Company in payment of the exercise price or with respect to the equivalent number of shares of Common Stock issued in connection with the option exercise. Such number of shares of Common Stock received upon exercise will have the same basis and holding period for purposes of determining capital gain or loss upon subsequent disposition as did the previously acquired shares. The shares of Common Stock received upon exercise in excess of the number of previously acquired shares tendered will have a basis equal to the fair market value of such previously acquired shares as of the date ordinary income is recognized with respect to the option exercise and the holding period will commence on that date.

     To the extent that the participant recognizes ordinary income on the exercise of the option, the Company will be entitled to a tax deduction in an amount equal to the amount of ordinary income recognized.

     Payment of Withholding Taxes - No shares of Common Stock will be issued
     ----------------------------
     under the Plan unless the participant pays to the Company, in addition to the exercise price, the amount of federal, state and local income and other payroll taxes applicable as a result of such exercise. The taxes must be paid in cash, unless the participant has elected, with the Committee's consent, to deliver previously acquired shares, or to have withheld from the shares of Common Stock issuable as a result of such exercise, the number of shares with a fair market value equal to the amount of the required minimum withholding taxes.

An election to deliver previously acquired shares or to have shares withheld in satisfaction of the withholding tax obligation must be made by the participant on or prior to the date the option is exercised.

                        Section 16 of the Exchange Act
                        ------------------------------

In general, an affiliate subject to the reporting obligations of Section 16(a) and the short-swing profit recovery provisions of Section 16(b) of the Exchange Act will be deemed to have "purchased" shares of Common Stock as of the date any nonqualified stock option is granted to the affiliate (see Page 3 of the Summary Description for definition of "affiliate"). Such purchase will, however, generally be exempt from reporting and from any short-swing profit recovery. Such options should, however, be reported on the first Form 4 or Form 5 filed by the affiliate following the date of grant. The exercise of a nonqualified stock option is not considered a "purchase" for purposes of the short-swing profit recovery rules, but must be reported on a Form 4 by the 10th day of the month following the option exercise. Any subsequent sale of the shares received is a reportable transaction that can give rise to a short-swing profit recovery. Affiliates are encouraged to consult with the Corporate Secretary of the Holding Company regarding the Form 4 and Form 5 reporting and short-swing profit recovery implications of the exercise and subsequent sale of shares of Common Stock prior to any such exercise or sale.

[LOGO APPEARS HERE]

                          First Midwest Bancorp, Inc.



                    1989 OMNIBUS STOCK AND INCENTIVE PLAN,

                                  AS AMENDED

                              SUMMARY DESCRIPTION

                                   * * * * *

                                  APPENDIX B

                              GENERAL INFORMATION

                                   REGARDING

                             RELOAD STOCK OPTIONS

                                                                     May 1, 1998

                          FIRST MIDWEST BANCORP, INC.

               1989 OMNIBUS STOCK AND INCENTIVE PLAN, AS AMENDED

                              SUMMARY DESCRIPTION

                                   * * * * *
                                  APPENDIX B

                         GENERAL INFORMATION REGARDING
                             RELOAD STOCK OPTIONS
                             --------------------

This Appendix B to the Summary Description of the First Midwest Bancorp, Inc. ("First Midwest") 1989 Omnibus Stock and Incentive Plan, as Amended (the "Plan") sets forth general information relating to Reload Stock Options granted under the Plan and supersedes the "1989 Omnibus Stock and Incentive Plan - Summary Description" dated February 19, 1997 and any other prior summary descriptions of the Plan. This Appendix B should be read in conjunction with the Summary Description and the information incorporated by reference therein, as well as the text of the Plan to which reference is made.

                                  Introduction
                                  ------------

Reload Stock Options may be granted to key executives (the "participants") at any time and on such terms as set forth by the Compensation Committee (the "Committee") of the Board of Directors of First Midwest Bancorp, Inc. (the "Board of Directors"). The Committee has determined that Reload Options will be granted at such times and under such terms as discussed in the sections below.

                Definition and Purpose of Reload Stock Options
                ----------------------------------------------

First Midwest's nonqualified stock option Letter Agreements provide that First Midwest Common Stock ("Common Stock") may be used as consideration for the exercise price of option exercises as well as for payment of federal, state and withholding taxes on such exercises. Furthermore, such procedures provide that, in the alternative, solely for purposes of payment of taxes, shares of Common
                    ---------------------------------------
Stock due to the participant upon exercise may be withheld in payment therefor.

As part of its program to encourage ownership of Common Stock by its key executives, the Committee and the Board of Directors approved the granting of Reload Stock Options ("Reloads") when Common Stock is tendered as consideration for a nonqualified stock option exercise and the taxes thereon. The purpose of granting Reloads is to enable the participant to maintain the same "upside potential" when tendering Common Stock to pay for the exercise price and/or taxes. The benefit to First Midwest through the granting of Reloads, and the holding requirements of the underlying shares imposed thereon, are not only increased ownership on the part of the participant but also the realization of a tax benefit by the Company from such exercise.

                        Eligibility for Reload Options
                        ------------------------------

Reloads will be granted in situations where the participant is an active employee or director; retirees are not eligible for Reloads. Reloads will be granted only for shares already owned for at least 6 months prior to an option exercise. Shares tendered for option exercise will be considered as newly-held for purposes of the 6 month holding rule and may not be used for a subsequent option exercise for at least 6 months. A nonqualified stock option grant will be reloaded only three times.

                        Date of the Reload Option Grant
                        -------------------------------

The date of the Reload grant will be the same date on which the Common Stock is tendered in consideration for a nonqualified stock option exercise. Until the Committee determines otherwise, Reloads will be granted, and canceled if appropriate (see below), automatically, with no further action by the Committee required.

                              Reload Option Price
                              -------------------

The Reload exercise price will be the average of the high and low market prices quoted on the NASDAQ National Market System on the date of the option exercise for which Common Stock is used as consideration and the Reload is granted. This also represents the methodology used for valuing the Common Stock used for consideration and/or taxes, and for the annual granting of nonqualified stock options.

                              Reload Option Term
                              ------------------

The term, or maturity, of the Reload will be the same as the remaining term of
                                                             --------------
the underlying nonqualified stock option that is exercised.

                             Reload Option Vesting
                             ---------------------

Reloads will vest on a date that is the earlier of 6 months after the Reload is granted or 30 days prior to the expiration of the underlying nonqualified stock
        --
option for which the Reload is granted.

                          Reload Option Cancellation
                          --------------------------

If any Common Stock is sold by a participant who receives Reloads while such
   ---
participant holds Reloads, a like number of the unvested Reloads will be canceled. The cancellation will be first applied to the unvested Reloads with the longest remaining term. Once vested, the Reload option will only be cancelled to the extent the participant sells the Common Stock that was received when the underlying option was exercised. Since the purpose of granting Reloads is to enable a participant to maintain the same upside potential on Common Stock, any voluntary reduction in such upside potential (through the sale of Common Stock by the participant) should be reflected by a like reduction in the Reloads held by the participant.

                     Examples of Reload Stock Option Grants
                     --------------------------------------

Pages B - 3 and B - 4 are examples of Reloads granted in both taxable stock option exercises and stock option exercises under the Nonqualified Stock Option Gain Deferral Plan (see Appendix D to the Summary Description).

             Actions Necessary To Be Granted Reload Stock Options
             ----------------------------------------------------

Until the Committee amends or modifies the Reload feature, Reload Stock Options will automatically be granted upon the exercise of nonqualified stock options where the purchase price and/or applicable taxes are paid with Common Stock held 6 months or longer. The Reload Stock Option Grant will be made in the form of a Letter Agreement (similar to the Annual Grant Letter Agreement) which will be provided to the participant within 30 days after the eligible exercise.

                     Example of Reload Stock Option Grants
                           Taxable Option Exercises
================================================================================
Note: Reload Stock Option Grants are only applicable to stock option exercises when FMBI Common Stock is tendered for payment of the option exercise price and/or applicable taxes.
================================================================================

 .        FMBI Stock Price is $50 per share.
 .        Optionee does not elect gain deferral and owns 10,300 shares of FMBI.
 .        Options to be exercised are as follows:

--------------------------------------------------------------------------------------------------------------------
(a)  5,000 options @ $10;     exp. date 1999;      exercise price $ 50,000;       Profit  - $200,000
(b) 10,000 options @ $20;     exp. date 2000;      exercise price $200,000;       Profit  - $300,000
(c)  3,000 options @ $30;     exp. date 2001;      exercise price $ 90,000;       Profit  - $ 60,000
--------------------------------------------------------------------------------------------------------------------

 .        FMBI stock required to exercise all 18,000 options:

                  (a) $340,000 exercise price / $50 FMV = 6,800 shares
                      tendered for exercise
                  (b) $560,000 profit X 31% = $175,000 tax due
                  (c) $175,000 / $50FMV = 3500 shares tendered for taxes

 .        Optionee receives 18,000 shares of FMBI Common Stock.

 .        Reduction in Optionee's "upside potential" before and after exercise is 10,300 shares, as follows:

--------------------------------------------------------------------------------------------------------------------
                                              Before Exercise                               After Exercise
                                        ------------------------------              --------------------------------
Outstanding Options                                18,000                                        ---

Shares tendered for exercise + taxes               10,300                                        ---

Shares from Option exercise                           --                                      18,000
                                        ------------------------------              --------------------------------
Total                                              28,300                                     18,000
                                        ==============================              ================================

--------------------------------------------------------------------------------------------------------------------

 .        Reload Options granted at $50 per share applicable to the exercise price are as follows:

--------------------------------------------------------------------------------------------------------------------
             Expiration Date              Reload Options Granted           Methodology
             ---------------              ----------------------           -----------
                  1999                          1,000                      Exercise price of each grant exercised
                                                                           / total exercise price X reduction in
                  2000                          4,000                      upside potential (6800 shares)
                                                                           applicable to exercise.
                  2001                          1,800
                                      ----------------------------
                  Total                         6,800
--------------------------------------------------------------------------------------------------------------------

 .        Reload Options granted at $50 per share applicable to the taxes are as follows:

--------------------------------------------------------------------------------------------------------------------
Expiration Date                                 Reload Option Grants          Methodology
---------------                                 --------------------          -----------
     1999                                               1,250                 Profit from each grant exercised /
                                                                              total profit X reduction in upside
     2000                                               1,875                 potential applicable to taxes (3500
                                                                              shares).
     2001                                                 375
                                        -------------------------------------
                                                        3,500
--------------------------------------------------------------------------------------------------------------------

                     Example of Reload Stock Option Grants
                   Option Exercises under Gain Deferral Plan
================================================================================
Note: Reload Stock Option Grants are only applicable to stock option exercises when FMBI common stock is tendered for payment of the option exercise price and/or applicable taxes.
================================================================================

 .        FMBI Stock Price is $50 per share.
 .        Optionee elects gain deferral and owns 6,800 shares of FMBI.
 .        Options to be exercised are as follows:

--------------------------------------------------------------------------------------------------------------------
(a)  5,000 options @ $10;       exp. date 1999;      exercise price $ 50,000;     Profit  - $200,000
(b) 10,000 options @ $20;       exp. date 2000;      exercise price $200,000;     Profit  - $300,000
(c)  3,000 options @ $30;       exp. date 2001;      exercise price $ 90,000;     Profit  - $ 60,000
--------------------------------------------------------------------------------------------------------------------

 .        FMBI stock required to exercise all 18,000 options (which are then immediately returned to optionee under terms of the tax-free exchange):

             $340,000 exercise price / $50 FMV = 6,800 shares

 .        "Profit Shares" to be deposited in the Gain Deferral Plan:

             $560,000 profit / $50 FMV = 11,200 shares

 .        Reduction in Optionee's "upside potential" before and after exercise is
         6,800 shares as follows:

--------------------------------------------------------------------------------------------------------------------
                                            Before Exercise                             After Exercise
                                            ---------------                             --------------
Outstanding Options                               18,000                                      ---

Shares tendered for exercise (no taxes             6,800                                    6,800
due)

Shares in Gain Deferral Plan                          --                                   11,200
                                        ------------------------------          --------------------------------
Total                                             24,800                                   18,000
                                        ==============================          ================================

--------------------------------------------------------------------------------------------------------------------

 .        Reload Options granted at $50 per share applicable to the exercise price are as follows:

--------------------------------------------------------------------------------------------------------------------
             Expiration Date              Reload Options Granted           Methodology
             ---------------              ----------------------           -----------
                  1999                            1,000                    Exercise price of each grant exercised
                                                                           / total exercise price X reduction in
                  2000                            4,000                    upside potential (6,800 shares).

                  2001                            1,800
                                          -----------------------
                  Total                           6,800
--------------------------------------------------------------------------------------------------------------------

 .        Any shares tendered to pay FICA or Medicare taxes would be Reloaded using the same methodology outlined above, except that the profit, and not the exercise price, would be the basis of the prorata allocation.

[LOGO APPEARS HERE]   First Midwest Bancorp, Inc.



                    1989 OMNIBUS STOCK AND INCENTIVE PLAN,

                                  AS AMENDED

                              SUMMARY DESCRIPTION

                                   * * * * *

                                  APPENDIX C

                              GENERAL INFORMATION

                                   REGARDING

                              TRANSFERABILITY OF

                          NONQUALIFIED STOCK OPTIONS

                                                                     May 1, 1998

                          FIRST MIDWEST BANCORP, INC.

               1989 OMNIBUS STOCK AND INCENTIVE PLAN, AS AMENDED

                              SUMMARY DESCRIPTION

                                   * * * * *
                                  APPENDIX C

                         GENERAL INFORMATION REGARDING
                 TRANSFERABILITY OF NONQUALIFIED STOCK OPTIONS
                 ---------------------------------------------

This Appendix C to the Summary Description of the First Midwest Bancorp, Inc. ("First Midwest") 1989 Omnibus Stock and Incentive Plan, as Amended (the "Plan") sets forth general information relating to the transferability of nonqualified stock options ("stock options") under the Plan and supersedes the "1989 Omnibus Stock Incentive Plan - Summary Description" dated February 19, 1997 and any other prior summary descriptions of the Plan. This Appendix C should be read in conjunction with the Summary Description and the information incorporated by reference therein, as well as the text of the Plan to which reference is made.

                    Purpose of Stock Option Transferability
                    ---------------------------------------

Transferability of stock options by key executives of First Midwest who hold stock options (the "Optionees"), enable the optionees to enhance the after-tax value of stock options by allowing maximum flexibility for gift and estate tax planning purposes.

                     Eligibility to Transfer Stock Options
                     -------------------------------------

In order to transfer stock options in accordance with the requirements outlined below, the optionee must be an active employee of First Midwest; retirees are not eligible.

                       Requirements for Transferability
                       --------------------------------

For optionees transferring stock options, the following requirements must be meet:

     1. Transferability is limited to immediate family members only, as defined in the Plan.

     2. The transfer must be a bonafide gift that is not made in exchange for any consideration.

     3. The transferred option will continue to be subject to the same terms and conditions which were applicable prior to the transfer such as vesting requirements and expiration dates.

                      Example of a Stock Option Transfer
                      ----------------------------------

The following is an example of the steps necessary to affect a stock option transfer:

     1. Based upon the restrictions outlined in the Plan and the Letter Agreement, an optionee will assign the stock option to a family member - donee and pay all appropriate gift taxes.

     2. The potential appreciating asset represented by the stock option is thereby removed from the estate of the optionee - donor through the transfer to the family member.

     3. Prior to the stock option expiration date, the family member can exercise the stock option. Any income or other taxes relating to the stock option exercise must be paid by the donor through withholding by
                                             ------------
          First Midwest.

     4. After the stock option exercise, if the shares of First Midwest are retained by the family member exercising the stock option, such shares are considered "restricted" stock and are subject to SEC Rule 144 and 145 governing resale. The First Midwest Corporate Secretary should be contacted if the family member wishes to resell such shares.

                              Tax Considerations
                              ------------------

As noted above, transfer of options is intended to provide flexibility to participants with regard to gift and estate planning purposes. The tax rules governing the transfer of options are complex. Accordingly a participant considering a transfer of options should consult with his or her tax advisor prior to initiating an option transfer.

               Actions Necessary to Make a Stock Option Transfer
               -------------------------------------------------

If an optionee wishes to make a transfer of stock options (whether vested or unvested), the optionee should contact the Corporate Controller of First Midwest who will initiate the appropriate transfer documentation.

[LOGO APPEARS HERE]

                          First Midwest Bancorp, Inc.




                    1989 OMNIBUS STOCK AND INCENTIVE PLAN,

                                  AS AMENDED

                              SUMMARY DESCRIPTION

                                   * * * * *

                                  APPENDIX D

                              GENERAL INFORMATION

                                   REGARDING

                    NONQUALIFIED STOCK OPTION LOAN PROGRAM

                                                                     May 1, 1998

                          FIRST MIDWEST BANCORP, INC.

               1989 OMNIBUS STOCK AND INCENTIVE PLAN, AS AMENDED

                              SUMMARY DESCRIPTION

                                   * * * * *
                                  APPENDIX D

                         GENERAL INFORMATION REGARDING
                       NONQUALIFIED STOCK OPTION GRANTS
                       --------------------------------

This Appendix D to the Summary Description of the First Midwest Bancorp, Inc. ("First Midwest") 1989 Omnibus Stock and Incentive Plan, as Amended (the "Plan") sets forth general information relating to the Nonqualified Stock Option Loan Program. This Appendix D should be read in conjunction with the Summary Description and the information incorporated by reference therein, as well as the text of the Plan to which reference is made.

                            Purpose of Loan Program
                            -----------------------

First Midwest has established a Loan Program to facilitate both the exercise of nonqualified stock options and the retention of the acquired shares for the purpose of increasing First Midwest stock ownership by its key executives who hold stock options ("participants").

                      Eligibility for Stock Option Loans
                      ----------------------------------

Participants eligible for stock option loans must be employees of First Midwest; retirees are not eligible for stock option loans.

                                Loan Collateral
                                ---------------

All stock option loans will be fully recourse to the participant. In addition, all First Midwest Common Stock ("Common Stock") acquired by a participant upon the exercise of a nonqualified stock option that is funded by the stock option loan will be collateral for such loan. For example, a participant exercises 1,000 options and pays for 1/2 of the exercise price and applicable taxes with a stock option loan, 500 shares of the Common Stock acquired will be held as collateral for the loan.

                                   Loan Term
                                   ---------

The term of the stock option loan will be established at the inception of the loan and cannot exceed five years.

                              Loan Interest Rate
                              ------------------

The Applicable Federal Rate ("A.F.R.") as defined by the Internal Revenue Code ("IRC") on the date that the loan is made will be the interest rate applicable to such loan. The A.F.R. is the lowest rate allowable under the IRC without imputing interest income to the borrower. As an example, the May 1998 A.F.R.'s are as follows:

                 .       Loans of three years or less - 5.61%
                 .       Loans over three years and up to five years - 6.10%

                           Loan Interest Calculation
                           -------------------------

Interest on stock option loans will be calculated on a 365 day basis and will be compounded annually. Interest will be payable at the maturity of the loan, but may be paid prior to maturity at the election of the participant.

                              Maximum Loan Amount
                              -------------------

The maximum amount of a stock option loan will be the full stock option exercise price plus any applicable taxes arising from the exercise. The income tax withholding rates applicable to the exercise will be the maximum rates provided by the Letter Agreement or the Plan. The maximum amount of all stock option loans outstanding at any one time to a participant will be $250,000.

                    Impact of Subsequent Common Stock Sales
                    ---------------------------------------

Stock option loans must be repaid on a pro-rata basis if any of the underlying collateral is sold. For example, if a participant sells 50% of the shares acquired in a stock option exercise funded by the Loan Program, the participant must repay 50% of the outstanding loan balance, including any accrued interest applicable to such balance. Conversely, if a portion of the principal balance of the loan is repaid, a pro-rata portion of the underlying collateral will be returned to the participant. Tendering by a participant of the underlying collateral for purposes of taxable, as well as gain deferral, stock option exercises is permitted under the Stock Option Loan Program and will not require loan repayment as long as an identical number of shares is returned as collateral for the loan after the exercise.

                              Repayment Schedule
                              ------------------

All principal and interest on a stock option loan will be payable at the end of the term of the loan.

              Effect of Termination of Employment of Participant
              --------------------------------------------------

If a participant retires in accordance with the provisions of First Midwest's Retirement Policy, the stock option loan will continue under the same terms and conditions until the end of the term of the loan or loans.

If a participant resigns, the stock option loan will be payable in full within 60 days after the last day of active employment.

A termination of the participant for any reason after a change in control, as defined the Plan, will be treated as a retirement and not a resignation.

[GRAPHIC OMITTED]         First Midwest Bancorp, Inc.




                    1989 OMNIBUS STOCK AND INCENTIVE PLAN,

                                  AS AMENDED

                              SUMMARY DESCRIPTION

                                   * * * * *

                                  APPENDIX E

                              GENERAL INFORMATION

                                   REGARDING

                 NONQUALIFIED STOCK OPTION GAIN DEFERRAL PLAN

                                                                     May 1, 1998

                          FIRST MIDWEST BANCORP, INC.

               1989 OMNIBUS STOCK AND INCENTIVE PLAN, AS AMENDED

                              SUMMARY DESCRIPTION

                                   * * * * *

                                  APPENDIX E

                         GENERAL INFORMATION REGARDING
                 NONQUALIFIED STOCK OPTION GAIN DEFERRAL PLAN
                 --------------------------------------------

This Appendix E to the Summary Description of the First Midwest Bancorp, Inc. ("First Midwest") 1989 Omnibus Stock and Incentive Plan, as Amended (the "Plan") sets forth general information relating to the Nonqualified Stock Options Gain Deferral Plan (the "Gain Deferral Plan") feature of the Plan and supersedes the "1989 Omnibus Stock and Incentive Plan - Summary Description" dated February 19, 1997 and any other prior summary descriptions of the Plan. This Appendix E should be read in conjunction with the Summary Description and the information incorporated by reference therein, as well as the text of the Plan to which reference is made.

The purpose of this Appendix E is to provide general information about the Gain Deferral Plan and is qualified in its entirety by the Summary Description of the Gain Deferral Plan and the text of the Gain Deferral Plan document. The Gain Deferral Plan provides the Compensation Committee of the Board of Directors of First Midwest Bancorp, Inc. (the "Committee") with the responsibility for the administration of the Gain Deferral Plan. The Committee is authorized to interpret the Gain Deferral Plan, to prescribe and modify its rules and procedures, and to make all other determinations necessary in its administration.

                       Purpose of the Gain Deferral Plan
                       ---------------------------------

The purpose of the Gain Deferral Plan is to further stock ownership of certain key executives ("participants") of First Midwest by facilitating deferral of gains resulting from the exercise of First Midwest nonqualified stock options ("options"). In order to defer receipt of gains resulting from such exercises, participants must make appropriate elections and must exercise their options only through the exchange of First Midwest Common Stock held for six months prior to the exercise date. Deferred gains can only be invested in First Midwest Common Stock ("Common Stock"); dividends earned on such Common Stock held by the Gain Deferral Plan can likewise only be reinvested.

                          Eligibility for Participation
                          -----------------------------

The Gain Deferral Plan is structured as a "Nonqualified Plan" under applicable IRS and Department of Labor guidelines. As such, eligibility for participation must be monitored closely to ensure that the Gain Deferral Plan maintains compliance with these rules, regulations and limitations and is not disqualified. Accordingly, eligibility for participation in the Gain Deferral Plan will be determined by the Committee and all new participants must be approved by the Committee prior to entering the Plan.

For 1998, participation in the Gain Deferral Plan has been restricted to First Midwest directors, key executives with a base salary of $98,800 or more and all members of the First Midwest Bank Executive Committee. Additionally, the ability to defer gains from option exercises is further restricted to participants who own 500 or more shares of Common Stock in their own name, in joint tenancy with their spouse or in an alternative ownership from whereby the participant has sole voting and investment power (such as a Trust). The base salary limitation will be reviewed annually by the Committee based upon IRS and Department of Labor guidelines, as well as changes in laws governing plans of this nature. The Common Stock ownership limitation will also be reviewed annually.

                             Election to Participate
                             -----------------------

Participants who meet the above requirements (other than stock ownership) will be notified of their participation eligibility (the "commencement date") by the Corporate Controller of First Midwest as discussed below.

In order to effectuate participation in the Gain Deferral Plan, the participant must execute a Deferral Election Form within 30 days following the participant's commencement date. The deferral election will apply to all options exercised where Common Stock is used as the sole payment of the exercise price. If a participant does not execute a form with 30 days following his/her participation commencement date, the deferral election will become effective only for options exercised in the calendar year following, and at least six months after, the execution date of the Deferral Election Form.

A participant may execute additional forms, or a Deferral Election Revocation Form, with each subsequent form superseding all prior forms in accordance with the timing provisions contained in the Gain Deferral Plan.

If a participant executes a Deferral Election Form, it will apply to all option exercises that utilize Common Stock as consideration until revoked. However, the participant may still exercise options using cash as consideration (or in cashless exercises) to the maximum extent allowed by the Plan.

             Actions Necessary to Participant in Gain Deferral Plan
             ------------------------------------------------------

Annually, the First Midwest Corporate Controller's office, in conjunction with the Human Resources Department, will determine those eligible to participate in the Gain Deferral Plan. The optionees will be provided with a Gain Deferral Plan Document, Trust Agreement and Summary Description as well as the forms necessary to exercise stock options on a gain deferral basis. Any questions regarding the Gain Deferral Plan should be directed to the First Midwest Corporate Controller's office.
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